MACROCHEM CORPORATION
                              110 HARTWELL AVENUE
                         LEXINGTON, MASSACHUSETTS 02173
                    -----------------------------------------
                    Notice of Annual Meeting of Stockholders
                                  May 23, 1997
                    -----------------------------------------

     The undersigned hereby appoints Alvin J. Karloff and Carlos M. Samour, or either of them, with power of substitution to each, proxies to vote at the Annual Meeting of Stockholders of MacroChem Corporation, to be held on May 23, 1997 at MacroChem Corporation's headquarters, 110 Hartwell Avenue, Lexington, Massachusetts, at 9:30 a.m., local time, or at any adjournments thereof, all shares of Common Stock, par value $.01 per share, of MacroChem Corporation that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no contrary direction is made, this proxy will be voted FOR the election of all nominees for director named on the reverse, FOR the ratification of the selection of Deloitte & Touche LLP as auditors for the fiscal year ending December 31, 1997, FOR the approval of an amendment to the Corporation's 1994 Equity Incentive Plan, and in the discretion of the named proxies as to any other matter that may properly come before the meeting.

1.  Election of Directors:         FOR all Nominees_____
                                   AGAINST all nominees_____

     The undersigned hereby GRANTS authority to elect the following nominees as Director. Instruction: To withhold authority to vote for any individual nominee, draw a line through that nominee's name.

     Nominees: Carlos M. Samour
               Alvin J. Karloff
               Willard M. Bright
               Peter G. Martin
               Stephen J. Riggi
               Michael A. Davis

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1997.

     FOR_____  AGAINST_____   ABSTAIN_____

3. To approve an amendment to the Corporation's 1994 Equity Incentive Plan to increase the number of shares of Common Stock that may be delivered thereunder from 2,500,000 to 4,000,000.

     FOR_____  AGAINST_____   ABSTAIN_____

4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

Please check box at right if you plan to attend meeting in person._____

SIGNATURE
Title (if any)______________________________________________DATE____________

SIGNATURE
Title (if any)______________________________________________DATE____________

Note: Please sign exactly as name appears on the card. All joint owners should sign. When signing as executor, attorney, administrator or guardian or as custodian for a minor please give full title as such. If a corporation, please sign in full corporate name and indicate signer's office. If a partner-ship, sign in the partnership name.